UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

TEPPCO PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-10403	76-0291058
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, Suite 1600, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 381-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 30, 2009, TEPPCO Partners L.P. (“TEPPCO”) issued a press release announcing its financial and operating results for the quarter ended June 30, 2009, and held a webcast conference call discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on TEPPCO’s website at www.teppco.com for 90 days.  Unless the context requires otherwise, references to “we,” “us,” “our,” or “TEPPCO” within the context of this Current Report on Form 8-K refer to the consolidated business and operations of TEPPCO.

Use of Non-GAAP financial measures

Our press release and/or the webcast conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of:  (i) Adjusted EBITDA, (ii) margin of the Upstream segment, and (iii) gross margin and average daily rate of the Marine Services segment.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Adjusted EBITDA measures.  We define Adjusted EBITDA as net income plus interest expense – net, income tax expense, depreciation, amortization and accretion, loss on the forfeiture of investments in unconsolidated affiliates and a pro-rata portion (based on our equity ownership) of the interest expense and depreciation, amortization and accretion of each of our joint ventures.  We have included Adjusted EBITDA in our disclosures because we believe they are used by our investors as supplemental financial measures to assess the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; to compare the operating performance of our assets with the performance of other companies that have different financing and capital structures; and to value our limited partners’ equity using EBITDA-type multiples.  Reconciliations of our non-GAAP Adjusted EBITDA measure to GAAP net income and equity in earnings of unconsolidated affiliates is provided in the Financial Highlights and Business Segment Data tables (see Exhibit 99.1) accompanying the earnings release.

Margin of the Upstream segment.  We evaluate Upstream business segment performance based on the non-GAAP financial measure of margin.  Margin of our Upstream segment represents revenues generated from the sale of crude and lubrication oils and transportation of crude oil, less the related cost of sales (purchases) of crude and lubrication oils, in each case prior to the elimination of intercompany amounts.  We believe margin is a more meaningful measure of financial performance than sales and costs of sales of crude and lubrication oils due to significant fluctuations in the period-to-period level of our marketing activities for these products and the underlying commodity prices.  Additionally, our management uses the non-GAAP measure of margin to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing activities being evaluated.  A reconciliation of non-GAAP margin to GAAP segment operating income is provided in the Operating Data table (see Exhibit 99.1) accompanying the earnings release.

Gross margin and average daily rate. Gross margin of our Marine Services business segment is calculated as marine transportation revenues less related operating expenses and operating fuel and power.  Average daily rate is calculated as gross margin for the Marine Services segment divided by fleet operating days.  We believe these non-GAAP measures of gross margin and average daily rate are meaningful measures of the financial performance of our Marine Services business, in which we provide services under different types of contracts with varying arrangements for the payment of fuel costs and other operational fees.  These non-GAAP measures allow for comparability of results across different contracts within a given period, as well as between periods.  Furthermore, our management uses these non-GAAP measures to assist them in evaluating results of the Marine Services segment and making decisions regarding the use and deployment of our marine vessels.  A reconciliation of non-GAAP gross margin to GAAP segment operating income and the calculation of average daily rate is provided in the Operating Data table (see Exhibit 99.1) accompanying the earnings release.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	TEPPCO Partners, L.P. press release dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC, its General Partner

Date: July 30, 2009	By:	/s/ Tracy E. Ohmart
	Name:	Tracy E. Ohmart
	Title:	Acting Chief Financial Officer, Controller,
Assistant Secretary and Assistant Treasurer

Exhibit Index

Exhibit No.	Description

99.1	TEPPCO Partners, L.P. press release dated July 30, 2009.